EXHIBIT 10.25

WAIVER AND AMENDMENT TO FINANCING AGREEMENT,

AND REAFFIRMATION OF GUARANTY

This WAIVER AND AMENDMENT TO FINANCING AGREEMENT AND REAFFIRMATION OF GUARANTY dated as of March 16, 2015 (the “Amendment”), is executed by and among Midwest Energy Emissions Corp., a Delaware corporation, (the “Borrower”), MES, Inc., a North Dakota corporation (“MES” or “Guarantor”), and AC Energy Midwest LLC, a Delaware limited liability company (the “Lender”).

R E C I T A L S:

A. Borrower, Guarantor and Lender entered into that certain Financing Agreement dated as of August 14, 2014 (the “Financing Agreement”), pursuant to which Financing Agreement the Lender has made certain financial accommodations to Borrower, as evidenced by that certain Senior Secured Convertible Note dated as of August 14, 2014 in the original principal amount of $10,000,000 (the “Note”), which financial accommodations were guaranteed by the Guarantor pursuant to the Financing Agreement.

B. In connection with the Financing Agreement, Borrower and Guarantor granted the Lender a security interest in and to certain of the Borrower’s and Guarantor’s assets pursuant to that certain Security Agreement by and among the Borrower, Guarantor and Lender dated as of August 14, 2014 (the “Security Agreement”), that certain Securities Pledge Agreement between the Borrower and the Lender dated as of August 14, 2014 (the “Securities Pledge Agreement”) and that certain Collateral Assignment of License Agreement by and among the Borrower, Guarantor and Lender dated as of August 14, 2014 (the “Collateral Assignment of License Agreement” and collectively with the Security Agreement and the Securities Pledge Agreement referred to herein as the “Security Documents”).

C. In connection with the Financing Agreement, the Borrower issued to the Lender a warrant which entitles the Lender to purchase 12,500,000 shares of the Borrower’s common stock as evidenced by that certain Warrant executed by the Borrower in favor of the Lender dated of August 14, 2014 (the “Warrant”).

D. In connection with the Financing Agreement, Richard Galterio (“Agent”) as agent for the Investors (as defined in that certain Noteholder Agency Appointment Agreement by and between the Investors and Agent, the “Agency Agreement”)) (each a “Subordinated Creditor” and collectively the “Subordinated Creditors”), Borrower and Guarantor executed and delivered to the Lender that certain Intercreditor Agreement dated as of August 14, 2014 (the “Intercreditor Agreement”).

E. At the present time the Borrower and the Guarantor request, and the Lender is agreeable to (i) a modification of various financial and other covenants and provisions as set forth in the Financing Agreement, and (ii) a waiver of a violation by the Borrower of the Minimum SG&A or Minimum Units Contracted covenant set forth in Section 8.1(b) of the Financing Agreement, pursuant to the terms and conditions hereinafter set forth.

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NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantor and the Lender hereby agree as follows:

A G R E E M E N T S:

1. RECITALS. The foregoing recitals are hereby made a part of this Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Financing Agreement.

3. AMENDMENTS TO THE FINANCING AGREEMENT.

3.1 Reduction of Principal Balance of the Note. Contemporaneously with the execution and delivery of this Amendment, Borrower shall pay Lender the amount of $3,000,000.00, as a reduction in the outstanding principal balance of the Note. All references to the principal balance of the Note in any of the Loan Documents are hereby amended to $7,000,000.

3.2 Reduction of Conversion Price. The definition of “Conversion Price” in Section 1.1 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Conversion Price” shall mean $0.50 per share (and shall be further subject to adjustment as provided in Section 2.10 hereof).”

3.3 Revised Definition of SG&A. The definition of “SG&A” in Section 1.1 of the Financing Agreement is hereby amended in its entirety to read as follows:

“SG&A” means the Borrower’s and its Subsidiaries’ (determined on the consolidated basis) selling, general and administrative expenses plus the professional fees as set in the Borrower’s and its Subsidiaries’ consolidated financial statements, excluding non-cash charges (including, but not limited to: (i) common stock or other equity linked securities issued as compensation for services; (ii), professional fees incurred in connection with the transactions contemplated under this Agreement and in connection with any future equity or debt financing transactions which have been consented to by Lender from time to time; (iii) any extraordinary expenses incurred by the Borrower’s and/or its Subsidiaries which have been approved by Lender; (iv) legal expenses incurred in connection with the Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty dated as of March 16, 2015; and (v) management salaries accrued but not paid in cash).

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3.4 Revisions With Respect to Provisions Governing Certain Mandatory Prepayments. Section 2.3(c)(iii) of the Financing Agreement is hereby amended in its entirety to read as follows:

“(iii) Within five (5) days following the date of receipt by a Credit Party of any net cash proceeds from a capital contribution to, or the issuance of any Equity Interests of a Credit Party other than: (A) issuances by Borrower pursuant to any employee stock or stock option compensation plan permitted pursuant to the terms of this Agreement; or (B) cash applied toward payment of the indebtedness with respect to any of the Prior Convertible Notes; or (C) non-cash conversions of indebtedness with respect to any of the Prior Convertible Notes to equity, the Borrower shall prepay the Notes as set forth in Section 2.3(d) in an aggregate amount equal to 100% of such net cash proceeds; provided, however, if the net cash proceeds are to be applied to payment of the indebtedness with respect to a Prior Junior Convertible Note, such net cash proceeds may be held by Borrower until the maturity date of such Prior Junior Convertible Note as long as they are then so applied.”

3.5 Revised Definition of Management Annualized Compensation. The definition of “Management Annualized Compensation” in Section 1.1 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Management Annualized Compensation” means the annualized cash compensation earned and paid in the period by Borrower and/or MES to Alan Kelley, Richard Gross, Marc Sylvester, Jim Trettel, Keith McGee, Rick MacPherson, John Pavlish or any other member of the Borrower’s or MES’ management team (exclusive of cash payments for sales commissions earned and paid to Marc Sylvester or any other sales personnel of the Borrower and/or MES.

3.6 Revised Financial Covenants. Section 8.1 of the Financing Agreement is hereby amended in its entirety to read as follows:

(a) “Section 8.1 Financial Covenants Minimum EBITDA. On the dates listed below, Borrower and its Subsidiaries, on a consolidated basis, shall have EBITDA for the twelve (12) month period ending on the date of such calculation of not less than:

Testing Period	LTM EBITDA
March 2015	Not Tested
April 2015	Not Tested
May 2015	Not Tested
June 2015	Not Tested
July 2015	Not Tested
August 2015	Not Tested
September 2015	Not Tested
October 2015	($2,100,000)
November 2015	($2,100,000)
December 2015	($1,500,000)
January 2016	($1,000,000)
February 2016	($500,000)
March 2016	$0
April 2016	$1,000,000
May 2016	$2,000,000
June 2016	$3,000,000
July 2016	$3,750,000
August 2016	$4,500,000
September 2016	$5,000,000
October 2016	$5,750,000
November 2016	$6,500,000
Thereafter	$7,000,000

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(b) Maximum SG&A or Minimum Contracted Units. On the dates listed below, Borrower and its Subsidiaries, on a consolidated basis, shall have SG&A for the three (3) month period ending on the date of such calculation of not more than, or have Contracted Units on the date of such calculation of not less than:

Testing Period	Last Three Month SG&A	Minimum Contracted Units
March 31, 2015	$800,000	18
April 30, 2015	$750,000	18
May 31, 2015	$700,000	18
June 30, 2015	$700,000	18
July 31 2015	$700,000	18
August 31, 2015	$700,000	18
September 30, 2015	$700,000	18
October 31, 2015	$700,000	18
Thereafter	$650,000	18

(c) Minimum Contracted Units. On the dates listed below, Borrower and its Subsidiaries, on a consolidated basis, shall have Contracted Units on the date of such calculation of not less than:

Testing Period	Contracted Units
March 2015	13
April 2015	13
May 2015	13
June 2015	13
July 2015	13
August 2015	13
September 2015	15
October 2015	15
November 2015	15
December 2015	15
January 2016	15
February 2016	15
March 2016	15
April 2016	18
May 2016	18
June 2016	18
Thereafter	20

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(d) Maximum Management Annualized Compensation. Borrower and its Subsidiaries, on a consolidated basis, shall be paying Management Annualized Compensation of not more than $150,000 to any member of Borrower’s or MES’ management team (other than John Pavlish) until such time as Borrower’s trailing last twelve month EBITDA exceeds $0.00. For John Pavlish, the Management Annualized Compensation limit shall be $225,000.

3.7 Notices Regarding Enforcement Actions Related to Indebtedness represented by the Prior Junior Convertible Notes. Section 8.3 of the Financing Agreement is hereby amended to add the following to the end of Section 8.3(l):

“and, without limiting the foregoing, the Borrower shall promptly notify the Lender of any threat, in writing received by Borrower, or institution of a Proceeding with respect to the Indebtedness represented by the Prior Junior Convertible Notes;”

3.8 Revised Definition of Event of Default Under Section 10.1(b). Section 10.1(b) of the Financing Agreement is hereby amended in its entirety to read as follows:

“(b) any default occurs and is continuing with respect to, or any redemption of or acceleration prior to maturity of, any Indebtedness of any of the Credit Parties or any of their Subsidiaries, including, without limitation, the Indebtedness represented by the Prior Convertible Notes; provided, that, in the event that any such default or acceleration of Indebtedness is cured or rescinded by the holders thereof prior to acceleration of the Note, no Event of Default shall exist as a result of such cured default or rescinded acceleration; provided further that if the default relates to a matter where the creditor is subject to the Intercreditor Agreement and pursuant to that agreement has agreed not to take action to enforce the obligation, then such default shall not be deemed a default hereunder; and provided further, that with respect to the Indebtedness represented by the Prior Junior Convertible Notes, such default, redemption or acceleration shall not constitute an Event of Default hereunder until a Proceeding with respect to the Indebtedness represented by the Prior Junior Convertible Notes is initiated against one or more of the Credit Parties with respect to all or any portion of such Indebtedness.”

3.9 Revised Definition of Events of Default Under Section 10.1(m). Section 10.1(m) of the Financing Agreement is hereby amended in its entirety to read as follows:

“(m) the material breach by any Credit Party of an agreement or agreements (in each case, other than a Transaction Document) to which it is a party that involves the payment to or by such Credit Party, individually or in the aggregate, of more than $500,000 (whether by set-off or otherwise) in any six (6) month period; provided, however, that with respect to the breach of any agreement to repay the Indebtedness represented by the Prior Junior Convertible Notes such breach shall not constitute an Event of Default hereunder until a Proceeding with respect to the Indebtedness represented by the Prior Junior Convertible Notes is initiated against one or more of the Credit Parties with respect to all or any portion of such Indebtedness.”

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3.10 Amendment and Restatement of Senior Secured Convertible Note. All references in the Financing Agreement and the Transaction Documents to the Note in the form of Exhibit “A” to the Financing Agreement shall be deemed to be references to that certain Amended and Restated Senior Secured Convertible Note dated as of March 16, 2015 to be executed by the Borrower in favor of the Lender (the “Replacement Note”).

4. REAFFIRMATION OF GUARANTY. Guarantor hereby expressly (a) consents to the execution by the Borrower and the Lender of this Amendment; (b) acknowledges that the “Obligations” (as defined in the Financing Agreement) includes all of the obligations and liabilities owing from the Borrower to the Lender, including, but not limited to, the obligations and liabilities of the Borrower to the Lender under and pursuant to the Financing Agreement, as amended from time to time, and as evidenced by the Replacement Note, as modified, extended and/or replaced from time to time; (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Financing Agreement; (d) agrees that all such obligations and liabilities under the Financing Agreement shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, the Lender shall not in any manner whatsoever (i) impair or affect the liability of Guarantor to the Lender under the Financing Agreement, (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of the Lender at law, in equity or by statute, against Guarantor pursuant to the Financing Agreement, and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Lender by Guarantor under the Financing Agreement; and (e) represents and warrants that each of the representations and warranties made by Guarantor in any of the documents executed in connection with the Loan remain true and correct as of the date hereof.

5. WAIVER OF DEFAULTED COVENANTS. The Borrower has informed the Lender that the Borrower has failed to comply with the Maximum SG&A or Minimum Contracted Units set forth in Section 8.1(b) of the Financing Agreement for certain fiscal periods ending on or before February 28, 2015 (the “Defaulted Covenants”). The Borrower and the Guarantor agrees and acknowledge that, as a result of the occurrence of such Defaulted Covenants, an Event of Default has occurred and is continuing under Section 10.1(f) of the Financing Agreement. The Borrower and the Guarantors have therefore requested that the Lender waive compliance by the Borrower with the Defaulted Covenants as well as the resulting Event of Default.

The Lender hereby waives: (a) compliance by the Borrower with the Defaulted Covenants, (b) the Event of Default occurring by reason of the Borrower’s failure to comply with the Defaulted Covenants occurring on or before February 28, 2015 and (c) the Lender’s remedies under the Financing Agreement with respect to the Defaulted Covenants and the resulting Event of Default. This waiver shall be narrowly construed and shall neither extend to any other violations of the covenants or other Events of Default under the Financing Agreement nor shall this waiver prejudice any rights or remedies which the Lender may have or be entitled to with respect to such future covenant violations or other Events of Default under the Financing Agreement.

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6. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Amendment, the Borrower and the Guarantor hereby certify, represent and warrant to the Lender that:

6.1 Organization. The Borrower, the Guarantor and each of their Subsidiaries are entities duly incorporated or organized and validly existing in good standing under the laws of the jurisdiction in which they are formed or incorporated, and have the requisite power and authorization to own their properties and carry on their business as now being conducted. The Borrower, the Guarantor and each of their Subsidiaries are duly qualified as foreign entities to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, either individually or in the aggregate, a Material Adverse Effect.

6.2 Authorization. The Borrower and the Guarantor duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Financing Agreement, as amended hereby, and to perform its obligations under the Financing Agreement, as amended hereby.

6.3 No Conflicts/No Consent. The execution and delivery of this Amendment and the performance by the Borrower and the Guarantor of their respective obligations under the Financing Agreement, as amended hereby, does not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or the Guarantor. In addition, the execution and delivery of this Amendment and the performance by the Borrower and the Guarantor of their respective obligations under the Financing Agreement, as amended hereby, does not and will not conflict with the provisions of or require consent of any third party under any agreement binding upon the Borrower and/or the Guarantor. Without limiting the foregoing, the Borrower represents and warrants that the execution and delivery of this Amendment and the performance by the Borrower and the Guarantor of their respective obligations under the Financing Agreement, as amended hereby, does not violate the terms of or require the consent of Subordinated Creditors or the Agent under the Intercreditor Agreement.

6.4 Validity and Binding Effect. The Financing Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

6.5 Compliance with Financing Agreement. Subject to the updates to the Disclosure Schedules attached hereto as Schedules 7.7, 7.8, 7.32 and 7.37 the representations and warranties set forth in Article 7 of the Financing Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Lender and except for such changes as are specifically permitted under the Financing Agreement. In addition, except for the Defaulted Covenants, the Borrower and the Guarantor have complied with and are in compliance with all of the covenants set forth in the Financing Agreement, as amended hereby, including, but not limited to, those set forth in Section 8.1(a), Section 8.1(c) and Section 8.1(d) thereof.

6.6 No Event of Default. As of the date hereof and except for the Event of Default occurring as a result of the Defaulted Covenants, no Event of Default under the Financing Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

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6.7 No Subordinated Debt Default. As of the date hereof, no default under any of the documents evidencing or securing any of the Prior Convertible Notes, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under any of the documents evidencing or securing any of the Prior Convertible Notes, has occurred or is continuing.

7. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Lender of the following:

7.1 Fully Executed Copy of the Amendment. This Amendment executed by the Borrower, the Guarantor and the Lender.

7.2 Fully Executed Copy of the Replacement Note. A fully executed copy of the Amended and Restated Senior Secured Convertible Note dated as of March 16, 2015 in the principal amount of $7,735,826, executed by the Borrower and made payable to the order of the Lender, in the form of Exhibit “A” attached hereto.

7.3 Fully Executed Copy of Reaffirmation of Security Documents. A Reaffirmation of the Security Documents executed by the Borrower, the Guarantor and the Lender in the form of Exhibit “B” attached hereto.

7.4 Fully Executed Copy of an Amendment to the Warrant. An amendment to the Warrant executed by the Borrower in favor of the Lender in the form of Exhibit “C” attached hereto.

7.5 Principal Paydown. The Borrower shall have paid to the Lender the amount of Three Million and 00/100 Dollars ($3,000,000.00) to reduce the principal amount of the Note.

7.6 Resolutions. A certified copy of resolutions of the Board of Directors of the Borrower and the Guarantor authorizing the execution, delivery and performance of this Amendment and the related documents.

7.7 Other Documents. Such other documents, certificates and/or opinions of counsel as the Lender may request.

8. GENERAL.

8.1 Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. Wherever possible each provision of the Financing Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Financing Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Financing Agreement and this Amendment.

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8.2 Successors and Assigns. This Amendment shall be binding upon the Borrower, the Guarantor and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantor and the Lender and the successors and assigns of the Lender.

8.3 Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Financing Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Financing Agreement and the other Loan Documents. The Guarantor, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Financing Agreement.

8.4 References to Financing Agreement. Each reference in the Financing Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Financing Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Financing Agreement, as amended hereby.

8.5 Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent of the Lender. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

8.6 Counterparts/Electronic Signatures. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

 [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty as of the date first above written.

MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation

By	/s/ Richard H Gross
Name:	Richard H Gross
Its:	Chief Financial Officer

MES, INC., a North Dakota corporation

By:	/s/ Richard H Gross
Name:	Richard H Gross
Its:	Chief Financial Officer

AC MIDWEST ENERGY LLC, a Delaware limited liability company

By:	/s/ Paul Schaffer
Name:	Paul Schaffer
Its:	Secretary/Treasurer

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EXHIBIT A

Amended and Restated Senior Secured Convertible Note

See attached

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EXHIBIT B

Reaffirmation of the Security Documents

See attached

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EXHIBIT C

Warrant Amendment

See attached

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EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE BORROWER REPRESENTATIVE, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE, PROVIDED SUCH PLEDGE IS MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE

March 16, 2015	Principal: U.S. $7,735,826

FOR VALUE RECEIVED, Midwest Energy Emissions Corp., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of AC Midwest Energy LLC, a Delaware limited liability company or its registered assigns (the “Lender”) the amount set out above as the Principal pursuant to the terms of that certain Financing Agreement dated as of August 14, 2014, as amended from time to time, by and among the Borrower, MES, Inc., a North Dakota corporation (“MES” or “Guarantor”) and the Lender (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time the “Financing Agreement”). Borrower hereby promises to pay accrued and unpaid interest and premium, if any, on the Principal on the dates, rates and in the manner provided for in the Financing Agreement. This Senior Secured Note is referred to herein and in the Financing Agreement and the Security Documents as the “Note” and all Senior Secured Notes issued in exchange, transfer, or replacement hereof in accordance with the terms of the Financing Agreement is referred to herein and in the Financing Agreement and the Security Documents collectively as the “Notes”. Capitalized terms used and not herein are defined in the Financing Agreement.

This Note is subject to optional redemption, mandatory prepayment and shall be convertible into shares of common stock of the Borrower on the terms specified in the Financing Agreement. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid interest and any applicable premium due, if any, may be declared or otherwise become due and payable in the manner, at the price and with the effect, all as provided in the Financing Agreement.

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This repayment of this Note is guaranteed by the Guarantor in accordance with the terms set forth in Article 9 of the Financing Agreement and is secured by a pledge of all of the assets of the Borrower and the Guarantor in accordance with the Security Documents.

All payments in respect of this Note are to be made in lawful money of the United States of America at the Lender’s office in New York, New York or at such other place as the Holder of Notes shall inform the Borrower from time to time.

This Note may be assigned by the Lender, subject to the terms of Section 11.8 of the Financing Agreement. This Note is a registered Note and, as provided in the Financing Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Lender hereof or such Lender’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower will not be affected by any notice to the contrary.

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Note shall be brought in any state or federal and state court located within New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

THE LENDER AND THE BORROWER IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE.

This Note constitutes a renewal and restatement of, and replacement and substitution for, that certain Senior Secured Convertible Note dated as of August 14, 2014 in the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), executed by the Borrower and made payable to the order of the Lender (the “Prior Note”) and the balance hereof includes all accrued and unpaid interest on the indebtedness evidenced by the Prior Note as of the date hereof. The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

 [Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date set out above.

BORROWER:

Midwest Energy Emissions Corp.

By:	/s/ Richard H Gross
Name:	Richard H Gross
Its:	Chief Financial Officer

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EXHIBIT B

REAFFIRMATION OF SECURITY DOCUMENTS

THIS REAFFIRMATION OF SECURITY DOCUMENTS (this “Reaffirmation”) is made as of the 16th day of March, 2015 by Midwest Energy Emissions Corp., a Delaware corporation, (the “Borrower”) and MES, Inc., a North Dakota corporation (“Guarantor”) in favor of AC Energy Midwest LLC, a Delaware limited liability company (the “Lender”).

R E C I T A L S:

A. Borrower, Guarantor and Lender entered into that certain Financing Agreement dated as of August 14, 2014 (the “Financing Agreement”), pursuant to which Financing Agreement the Lender has made certain financial accommodations to Borrower, as evidenced by that certain Senior Secured Convertible Note dated as of August 14, 2014 in the original principal amount of $10,000,000 (the “Note”), which financial accommodations were guaranteed by the Guarantor pursuant to the Financing Agreement.

B. In connection with the Financing Agreement, Borrower and Guarantor granted the Lender a security interest in and to certain of the Borrower’s and Guarantor’s assets pursuant to that certain Security Agreement by and among the Borrower, Guarantor and Lender dated as of August 14, 2014 (the “Security Agreement”), that certain Securities Pledge Agreement between the Borrower and the Lender dated as of August 14, 2014 (the “Securities Pledge Agreement”) and that certain Collateral Assignment of License Agreement by and among the Borrower, Guarantor and Lender dated as of August 14, 2014 (the “Collateral Assignment of License Agreement” and collectively with the Security Agreement and the Securities Pledge Agreement referred to herein as the “Security Documents”).

C. Borrower and the Guarantor have requested from the Lender (i) a modification of various financial and other covenants and provisions as set forth in the Financing Agreement and (ii) a waiver of a violation by the Borrower of the Minimum SG&A or Minimum Units Contracted covenant set forth in Section 8.1(b) of the Financing Agreement and the Lender has agreed pursuant and subject to the terms and conditions set forth in that certain Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty by and among the Borrower, the Guarantor and the Lender dated as of March 16, 2015 (the “Financing Agreement Amendment”).

D. The Lender has required, as a condition precedent to its agreement to execute the Financing Agreement Amendment that the Borrower and the Guarantor reaffirm their obligations under the Security Documents as set forth herein.

NOW THEREFORE, in consideration for the Lender’s agreement to execute the Financing Agreement Amendment and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrower and the Guarantor agree as follows:

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1. Notwithstanding the execution and delivery of the Financing Agreement Amendment, the Borrower and the Guarantor hereby reaffirm all of the agreements, representations, covenants and obligations of the Borrower and the Guarantor under the Security Documents and acknowledge and agree that the Security Documents shall remain and continue to be the valid and binding obligation of the Borrower and the Guarantor. Without limiting the foregoing, the Borrower and the Guarantor hereby agrees that all of the pledges, assignments, transfers, conveyances, mortgages and grants of security interest of any property given to Lender by any Credit Party pursuant to the Security Documents constituted and shall and hereinafter do continue to constitute pledges, assignments, transfers, conveyances, mortgages and grants of security interests of property to secure the Obligations.

2. The Borrower and the Guarantor acknowledge and agree that the Security Documents have not been discharged to any extent and that no rights or remedies of the Lender thereunder have been waived. The Borrower and the Guarantor further agree to and hereby waive any and all defenses that would arise as a result of the Lender’s agreement to amend certain provisions of the Financing Agreement and waive its rights with respect to any Events of Default pursuant to the Financing Agreement Amendment.

3. All recitals are hereby incorporated into and made a part of this Reaffirmation. Except as set forth herein, capitalized terms contained in this Reaffirmation shall have the respective meanings herein as such terms have in the Financing Agreement (as amended by the Financing Agreement Amendment).

4. This Reaffirmation may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Reaffirmation by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this agreement. Any party delivering an executed counterpart of this agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Reaffirmation of Security Documents effective as of the day and year first above written.

MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation

By:	/s/ Richard H Gross
Name:	Richard H Gross
Title:	Chief Financial Officer

MES, INC., a North Dakota corporation

By:	/s/ Richard H Gross
Name:	Richard H Gross
Title:	Chief Financial Officer

Acknowledged and Agreed:

AC MIDWEST ENERGY LLC, a Delaware limited liability company

By:	/s/ Paul Schaffer
Name:	Paul Schaffer
Title:	Secretary / Treasurer

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